Exhibit 4.2

MFA Financial, Inc.

and

Wilmington Trust, National Association

as Trustee

First Supplemental Indenture

Dated as of June 3, 2019

to the Indenture

Dated as of June 3, 2019

6.25% Convertible Senior Notes due 2024

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		Page
Section 11.07	Execution in Counterparts	59
Section 11.08	Notices	59
Section 11.09	Ratification of Base Indenture	59
Section 11.10	The Trustee	59
Section 11.11	No Recourse Against Others	59

SCHEDULE
Schedule A Additional Shares

EXHIBIT
Exhibit A Form of Security

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FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 3, 2019, between MFA Financial, Inc., a Maryland corporation (the “Company”), and Wilmington Trust, National Association (the “Trustee”), a national banking association organized under the laws of the United States, as trustee under the Indenture dated as of June 3, 2019, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured senior debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 901(4) of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Articles Two and Three of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 6.25% Convertible Senior Notes due 2024 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects, and the Company has requested that the Trustee execute and deliver this Supplemental Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01    Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.

Section 1.02    Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)    the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(ii)    all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Additional Shares” has the meaning specified in Section 4.06(a) hereof.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Dividend or Distribution” has the meaning specified in Section 4.04(d) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depository, if any, that are applicable to such matter at such time.

“Averaging Period” has the meaning specified in Section 4.04(e) hereof.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indentures, respectively.

“Business Day” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Trustee or the

Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or to be closed and, when used with respect to payments, any day other than a Saturday, a Sunday or a day on which trust companies or banking institutions in the place of payment are authorized or obligated by law, regulation or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Clause A Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause B Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause C Distribution” has the meaning specified in Section 4.04(c) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 4.07, the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. “Common Stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 9.02, shall include its successors and assigns.

“Continuing Director” means a director who either was a member of the Company’s board of directors on the date of the Preliminary Prospectus Supplement or who becomes a member of the Company’s board of directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the “Continuing Directors” on the Company’s board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company’s entire board of directors in which such individual is named as nominee for director.

“Conversion Agent” means the office or agency designated by the Company where Securities may be presented for conversion as specified in Section 5.02.

“Conversion Date” has the meaning specified in Section 4.02(b) hereof.

“Conversion Notice” has the meaning specified in Section 4.02(b)(1) hereof.

“Conversion Obligation” has the meaning specified in Section 4.03(a) hereof.

“Conversion Price” means, in respect of each Security, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 125.7387 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, this Indenture shall be principally administered, which office as of the date of this instrument is located at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attn: MFA Financial, Inc. Administrator, or, such other address as the Trustee may designate from time to time by notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Dividend Period” has the meaning specified in Section 4.04(d) hereof.

“Dividend Threshold Amount” has the meaning specified in Section 4.04(d) hereof.

“Effective Date” has the meaning specified in Section 4.06(b) hereof.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 101 of the Base Indenture, specified in Section 6.02 hereof.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(1)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its wholly owned Subsidiaries and the employee benefit plans of the Company and its wholly owned Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s wholly owned Subsidiaries; provided, however, that a transaction described in clause (B):

(i) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction or

(ii) effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common stock of the surviving entity shall not be a Fundamental Change pursuant to this clause (2);

(3)    Continuing Directors cease to constitute at least a majority of the Board of Directors;

(4)    the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (2) above); or

(5)    the Common Stock ceases to be listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors;

provided, however, that in the case of a transaction or transactions described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction or transactions that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Securities become convertible into or by reference to such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 4.03, 4.04 and 4.06 hereof), such transaction or transactions will not be a “Fundamental Change.”

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.02(a)(1) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.02(a)(1) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.02(a) hereof.

“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depository or its nominee, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depository or its nominee and which shall represent the amount of uncertificated Securities as specified therein.

“Holder” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, the Person in whose name a Security is registered in the Security Register.

“Indenture” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 101 of the Base Indenture, each June 15 and December 15 of each year, beginning on December 15, 2019.

“Issue Date” means, with respect to the Securities, June 3, 2019.

“Last Reported Sale Price” of the Common Stock for any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include the underwriters.

“Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the exclusion in section (i) of clause (2) of the definition thereof.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, June 15, 2024.

“Merger Event” has the meaning specified in Section 4.07(a) hereof.

“Notice of Default” has the meaning, notwithstanding anything to the contrary in the Base Indenture, specified in Section 6.02(f) hereof.

“Offer Expiration Date” has the meaning specified in Section 4.04(e) hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Outstanding” means, with respect to the Securities, notwithstanding anything to the contrary in Section 101 of the Base Indenture, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 306 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (D) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, for purposes of clause (D) only those Securities identified to the Trustee pursuant to an Officer’s Certificate shall be disregarded and deemed not to be Outstanding.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Securities on behalf of the Company.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.

“Preliminary Prospectus Supplement” means the Preliminary Prospectus Supplement of the Company, dated May 29, 2019 and relating to the offering and sale of the Securities, to the Prospectus of the Company dated November 16, 2016.

“Publicly Traded Securities” has the meaning specified in the definition of “Fundamental Change” in this Section 1.02.

“Record Date” has the meaning specified in Section 4.04(i) hereof.

“Redemption Date” has the meaning specified in Section 3.01(a) hereof, notwithstanding anything to the contrary in Section 101 of the Base Indenture.

“Redemption Price” has the meaning specified in Section 3.01(a) hereof, notwithstanding anything to the contrary in Section 101 of the Base Indenture.

“Reference Property” has the meaning specified in Section 4.07(a) hereof.

“Regular Record Date” means, with respect to any Interest Payment Date, June 1 (whether or not a Business Day) or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reporting Event of Default” has the meaning specified in Section 6.04(a) hereof.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 101 of the Base Indenture.

“Spin-Off” has the meaning specified in Section 4.04(c) hereof.

“Stock Price” has the meaning specified in Section 4.06(b) hereof.

“Stock Transfer Agent” has the meaning specified in Section 4.08(c) hereof.

“Successor Company” has the meaning specified in Section 9.02(a) hereof.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental hereto, entered into pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Supplementary Interest” has the meaning specified in Section 6.04(a) hereof.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the New York Stock Exchange or, if the Common Stock (or such other Security) is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other Security) is then listed or, if the Common Stock (or such other Security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other Security) is then traded, and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other Security) is available on such securities exchange or market. If the Common Stock (or such other Security) is not so listed or traded, “Trading Day” means a Business Day.

“Trigger Event” has the meaning specified in Section 4.04(c) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” has the meaning specified in Section 4.07(a) hereof.

“U.S.” or “United States” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c)(3) hereof.

Section 1.03     References to Interest. Any reference to interest on, or in respect of, any Security in the Indenture shall be deemed to include Supplementary Interest if, in such context, Supplementary Interest is, was or would be payable pursuant to Section 6.04. Any express mention of the payment of Supplementary Interest in any provision hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01    Title and Terms; Payments.

(a)    Establishment; Designation. Pursuant to Section 301 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “6.25% Convertible Senior Notes due 2024.”

(b)    Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities to be authenticated and delivered on the date hereof is limited to $230,000,000. In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 303 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase or conversion of Securities pursuant to Sections 304, 305 and 306 of the Base Indenture and Sections 3.06 and 4.02 hereof.

(c)    Further Issues. The Company may, without the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue (and part of the same series) as the Securities initially issued hereunder for U.S. federal income tax purposes. Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d)    Purchases. The Company and its Subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture

(e)    Denominations. Pursuant to Sections 301 and 302 of the Base Indenture, the Securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.02    Forms.

(a)    In General. Pursuant to Article Two of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 305 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture will govern and control.

(b)    Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depository for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depository, and (ii) delivered to the Trustee as custodian for the Depository.

So long as the Securities are eligible for book-entry settlement with the Depository, unless otherwise required by law, and except to the extent provided in Section 2.03(c)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c)    Global Securities. Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

Only the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other Persons designated by the Depository as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03    Transfer and Exchange.

(a)    In General. Notwithstanding anything to the contrary in Article Three of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof (unless the related Fundamental Change Purchase Notice is withdrawn in accordance with the provisions of Section 3.04) or for conversion in accordance with Article 4 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be a written instrument of transfer satisfactory to the Company and the Security Registrar.

At such time as all interests in a Global Security have been purchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b)    Global Securities. Notwithstanding anything to the contrary in Section 305 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depository in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depository to a nominee of the Depository, (B) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (C) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c)    Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 307 of the Base Indenture) on such Security at the Maturity Date, in connection with a Fundamental Change, upon any conversion and for all other purposes whatsoever, including delivery of shares of Common Stock on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 305 of the Base Indenture:

(1)    Each Global Security will be exchanged for Physical Securities if the Depository delivers notice to the Company that the Depository is unwilling, unable or no longer permitted under applicable law to continue to act as Depository, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depository within 90 days after receiving notice from the Depository.

(2)    If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Depository, who shall in turn notify the Security Registrar.

(3)    If the Company notifies the Depository and Trustee that the Securities shall no longer be represented by a Global Security and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) consent to an exchange of Global Securities for Physical Securities, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities.

In the case of an exchange for Physical Securities under clause (1) above:

(A)    each Global Security will be deemed surrendered to the Trustee for cancellation;

(B)    the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C)    the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depository specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A)    the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depository;

(B)    the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in the name specified by the Depository having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and

(C)    the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A)    the Company shall deliver notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B) the Company, in accordance with Section 303 of the Base Indenture, shall promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and

(C)    the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company, the Security Registrar and the Trustee may rely on the Depository to provide all names of beneficial owners and their respective principal amounts beneficially owned and the Company may issue Physical Securities registered in the names and amounts so provided by the Depository.

(d)    Physical Securities. Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 305 of the Base Indenture.

Section 2.04    Payments on the Securities.

(a)    In General. Each Security will accrue cash interest at a rate equal to 6.25% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Fundamental Change Purchase Date for such Security, and subject to the provisions of Article 4 hereof, any Conversion Date for such Security. Interest on any Security will be payable semi-annually in arrears on each Interest Payment Date, beginning December 15, 2019, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. As provided in Section 310 of the Base Indenture, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date or Fundamental Change Purchase Date or any Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no Default shall occur on account of such delay.

(b)    Method of Payment. The Company shall pay the principal of, the Fundamental Change Purchase Price for, and any cash in lieu of delivering any fractional shares of Common Stock upon the conversion of, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the United States, prior to 10:00 a.m. on the relevant payment or settlement date, as the case may be. Interest on any Physical Security will be payable by the Company (i) to Holders having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of such Security and (ii) to Holders having an aggregate principal amount of more than $2,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application will remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.

The Company shall pay the principal of, interest on, the Fundamental Change Purchase Price for, and any cash in lieu of delivering any fractional shares of Common Stock upon the conversion of, any Global Security to the Depository by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)    Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for on the applicable Interest Payment Date, in accordance with Section 307 of the Base Indenture.

ARTICLE 3

REDEMPTIONS AND PURCHASES

Section 3.01    Amendments to the Base Indenture.

(a)    Redemption of Securities to Preserve REIT Status. Notwithstanding anything to the contrary in Article Eleven of the Base Indenture, the Company may not redeem the Securities at its option prior to the Maturity Date, except to the extent, and only to the extent, necessary to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes. If the Company determines that redeeming the Securities is necessary to preserve such status, then the Company may redeem, on a Business Day (the “Redemption Date”) of the Company’s choosing that is no more than 60, nor less than 30, days after the date the related redemption notice is sent pursuant to Section 3.01(b) hereof, all or part (in a principal amount that is an integral multiple of $1,000) of the Securities at a cash price (the “Redemption Price”) equal to the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that if the Redemption Date for a Security is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, then (x) the Company shall pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Security on such Interest Payment Date to the Holder of such Security at the Close of Business on such Regular Record Date; and (y) the Redemption Price will not include such accrued and unpaid interest. Notwithstanding anything to the contrary in this Section 3.01(a), no Securities may be redeemed on any date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Redemption Price with respect to such Securities).

(b)    Notice of Redemption. With the exclusion of the first sentence of Section 1102 of the Base Indenture, Section 1102 of the Base Indenture and the first and last two sentences of Section 1104 of the Base Indenture will not apply to the Securities. The Company shall send to the Trustee, the Paying Agent, if other than the Trustee, and each applicable Holder notice of any Redemption Date pursuant to Section 3.01(a) containing the information set forth in clauses (1) through (6), inclusive, and clauses (8) through (9) of Section 1104 of the Base Indenture.

(c)    Partial Redemptions. If only a portion of a Security is subject to redemption pursuant to Section 3.01(a) and such Security is converted in part, then the converted portion of such Security will be deemed to be from the portion of such Security that was subject to redemption.

(d)    No Sinking Fund. Article Twelve of the Base Indenture will not apply to the Securities.

Section 3.02    Purchase at Option of Holders upon a Fundamental Change.

(a)    If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Securities, or any portion thereof such that the remaining principal amount of each Security that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Security on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Security on the Interest Payment Date to the Holder of record of such Security as of such Regular Record Date.

Purchases of Securities under this Section 3.02 shall be made, at the option of the Holder thereof, upon:

(1)    if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

(2)    if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures of the Depository and the satisfaction of any other requirements of the Depository in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:

(1)    if certificated, the certificate numbers of such Securities;

(2)    the portion of the principal amount of such Securities, which must be such that the principal amount that is not to be purchased of each Security that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(3)    that such Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a notice of withdrawal to the Paying Agent in accordance with Section 3.04.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or notice of withdrawal given in accordance with Section 3.04.

(b)    On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee, the Conversion Agent and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depository for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(1)    the events causing the Fundamental Change;

(2)    the date of the Fundamental Change;

(3)    the last date on which a Holder of Securities may exercise the purchase right pursuant to this Article 3;

(4)    the Fundamental Change Purchase Price;

(5)    the Fundamental Change Purchase Date;

(6)    the name and address of the Paying Agent and the Conversion Agent, if applicable;

(7)    the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(8)    that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;

(9)    that the Holder shall have the right to withdraw any Securities surrendered for purchase prior to the Fundamental Change Expiration Time; and

(10)    the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.02.

(c)    Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.02 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent shall promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depository, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d)    Notwithstanding the other provisions of this Article 3, the Company shall not be required to make an offer to purchase the Securities upon a Fundamental Change if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements in this Indenture and such third party purchases all Securities properly tendered and not validly withdrawn under its offer.

Section 3.03    Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.02, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Security (and any previously accrued and unpaid interest on such Security). Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.02 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02, subject in each case to extensions to comply with applicable law,

Section 3.04    Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(1)    the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(2)    if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(3)    the principal amount, if any, of each Security that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Securities are Global Securities, the notice must comply with Applicable Procedures of the Depository.

The Paying Agent shall promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.04.

Section 3.05    Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Securities will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of such Securities).

Section 3.06    Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.07    Covenant To Comply with Applicable Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 3.02, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.

Section 3.08    Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

CONVERSION

Section 4.01    Right To Convert.

(a) Upon compliance with the provisions of this Indenture, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, the Holder of any Securities not previously repurchased shall have the right, at such Holder’s option, to convert its Securities, or any portion thereof which is a multiple of $1,000, into Common Stock, as provided in Section 4.03, by surrender of such Securities so to be converted in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 4.

(b) Notwithstanding any other provision of the Securities or this Indenture, no Holder of Securities will be entitled to receive Common Stock following conversion of such Securities to the extent that receipt of such Common Stock would cause such Holder to exceed the ownership limits contained in the Company’s charter. If any delivery of shares of Common Stock owed to a Holder upon conversion of Securities is not made, in whole or in part, as a result of the limitations described in this Section 4.01(b), the Company’s obligation to make such delivery will not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it being the beneficial or being deemed the constructive owner, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, of more than 9.8% (in value or in number, whichever is more restrictive) of the outstanding shares of the Company’s Capital Stock. The Trustee shall have no obligation to monitor the ownership limitation described in this Section 4.01(b).

(c) A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s right to require the Company to purchase such Security pursuant to Section 3.02 may be converted only if such Fundamental Change Purchase Notice is properly withdrawn in accordance with, and within the time periods set forth in, Section 3.04.

Section 4.02    Conversion Procedures.

(a)    Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures of the Depository.

(b) To exercise the conversion privilege with respect to a beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depository’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depository.

To exercise the conversion privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:

(1)    complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(2)    deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(3)    if required, furnish appropriate endorsements and transfer documents,

(4)    if required, make any payment required under Section 4.02(f); and

(5)    if required, pay all transfer or similar taxes as set forth in Section 4.02(g).

If, upon conversion of a Security, any shares of Common Stock are to be issued to a person other than the Holder of such Security, the related Conversion Notice shall include such other person’s name and address.

If a Security is subject to a Fundamental Change Purchase Notice, such Security may not be converted unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04 hereof prior to the relevant Fundamental Change Expiration Time.

For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which conversion of such Security is not otherwise prohibited under this Indenture (as determined by the Company) shall be the “Conversion Date” with respect to such Security.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date, and the person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on such Conversion Date.

(c)    Endorsement. Any Securities surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)    Physical Securities. If any Securities in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(e)    Global Securities. Upon the conversion of a beneficial interest in Global Securities, the Security Registrar shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee and the Security Registrar in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f)    Interest Due Upon Conversion. If a Holder converts a Security after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest that will payable on such Security on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date and the Holder converts its Security after the Close of Business on such Regular Record Date and on or prior to the Open of Business on such Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(g)    Taxes Due Upon Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.

(h)    Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Security or Securities, the Company shall make a payment therefor in cash to the Holder of Securities equal to the product of (i) such fraction of a share and (ii) the Last Reported Sale Price of the Common Stock on the relevant Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

Section 4.03    Settlement Upon Conversion.

(a)    Upon conversion of any Securities, subject to Sections 4.01, 4.02 and this Section 4.03, the Company shall satisfy its obligation upon conversion (the “Conversion Obligation”) by delivery of the shares (and, if applicable, payment of the cash) described under Section 4.03(b) below.

(b)    Upon conversion of Securities, the Company shall deliver, in respect of each $1,000 principal amount of Securities tendered for conversion in accordance with their terms:

(1)    a number of shares of Common Stock equal to the product of (a) (i) the aggregate principal amount of Securities being converted divided by (ii) $1,000, multiplied by (b) the applicable Conversion Rate on the Conversion Date; and

(2)    an amount in cash in lieu of any fractional shares of Common Stock as provided in Section 4.02(h).

(c) Delivery of the shares of Common Stock (and, if applicable, payment of the cash) pursuant to Section 4.03(b) shall be made by the Company on or prior to the second Business Day immediately following the relevant Conversion Date, unless such Conversion Date occurs following the Regular Record Date immediately preceding the Maturity Date, in which case the Company shall make such delivery (and payment, if applicable) on the Maturity Date, to the Holder of a Security surrendered for conversion, or such Holder’s nominee or nominees, and the Company shall deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository for the number of full shares of Common Stock to which such Holder shall be entitled as part of such Conversion Obligation.

(d)    Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security, and the Company’s delivery of shares of Common Stock (and cash in lieu of delivering any fractional shares, if any) into which a Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Conversion Date; provided, however, that if a Holder converts a Security after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company shall still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security on such Regular Record Date (provided the Holder makes the interest payment upon conversion if so required by Section 4.02(f)).

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Stock issued on conversion of such Holder’s Securities if the applicable Conversion Date is after the record date for such dividend or distribution.

(e)    Notices. Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent shall, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date.

Section 4.04    Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of (i) a share split or share combination or (ii) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, in any of the transactions described below without having to convert their Securities, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a)    If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date (as defined below) of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR0	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made pursuant to this Section 4.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this Section 4.04(a), “effective date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(b)    If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0+Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 4.04(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(1)    dividends or distributions or issuances as to which an adjustment was effected pursuant to Section 4.04(a) hereof or Section 4.04(b) hereof;

(2)    dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d) hereof; and

(3)    Spin-Offs as to which the provisions set forth in this Section 4.04(c) will apply;

then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of the Company’s Capital Stock, evidences the Company’s indebtedness, other assets, or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Any increase made under the foregoing portion of this Section 4.04(c) above shall become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then in lieu of the foregoing increase, each Holder of a Security shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of the Last Reported Sales Price set forth in Section 1.02 hereof, as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the applicable Conversion Rate under the preceding paragraph of this Section 4.04(c) will be made immediately after the Close of Business on the last Trading Day of the Valuation Period, provided that, in respect of any conversion of Securities, if the relevant Conversion Date occurs during the Valuation Period, the references within the portion of this Section 4.04(c) related to “Spin-Offs” to 10 Trading Days will be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the relevant Conversion Date in determining the Conversion Rate.

For purposes of the second adjustment set forth in this Section 4.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.02 hereof, (ii) whether a day is a Trading Day for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(f), for the purposes of this Section 4.04(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 4.04(a) hereof, Section 4.04(b) hereof and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(1)    a dividend or distribution of shares of Common Stock to which Section 4.04(a) hereof also applies (the “Clause A Distribution”); or

(2)    a dividend or distribution of rights, options or warrants to which Section 4.04(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the Record Date of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Record Date” within the meaning of Section 4.04(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the Record Date of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Record Date or such effective date” within the meaning of Section 4.04(a) hereof.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock that, together with all prior dividends or distributions made to all or substantially all holders of the Common Stock during the calendar quarter in which such dividend or distribution is made (such calendar quarter, the “Dividend Period”), exceeds $0.20 per share (the “Dividend Threshold Amount”) for such quarter, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the record date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share that the Company distributes to all or substantively all holders of the Common Stock (the “Applicable Dividend or Distribution”) in excess of the Dividend Threshold Amount, provided that for purposes of this definition of “C” only, the

Dividend Threshold Amount with respect to any date shall be reduced by the aggregate per share cash dividends or distributions that were previously made to all or substantially all holders of the Common Stock during the dividend period for the Applicable Dividend or Distribution, and provided further that, if the result of such reduction is a negative number, the Dividend Threshold Amount shall be deemed to be zero for such dividend period for the purposes of this definition of “C” only.

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted, other than pursuant to this Section 4.04(d).

Any increase made under this Section 4.04(d) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such cash dividend or distribution.

(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Offer Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (such period, the “Averaging Period”).

The adjustment to the applicable Conversion Rate under the preceding paragraph of this Section 4.04(e) will be given effect at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Offer Expiration Date. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the Averaging Period, references within this Section 4.04(e) to “10” or “10th” will be deemed replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the relevant Conversion Date.

(f)    Poison Pill. Whenever a Holder converts a Security, to the extent that the Company has a rights plan in effect, the Holder converting such Security will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion, the rights under the rights plan unless, prior to conversion the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g)    Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or readjustment).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(1)    on account of stock repurchases that are not tender offers referred to in Section 4.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise;

(2) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(4)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (3) and outstanding as of the date the Securities were first issued;

(5)    for a change in the par value of the Common Stock;

(6)    for accrued and unpaid interest on the Securities, if any; or

(7)    for an event otherwise requiring an adjustment under this Indenture if such event is not consummated.

(h)    For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(i) For purposes of this Section 4.04, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable Security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other Security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other Security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

(j)    Withholding on Adjustments. If, in connection with any adjustment to the Conversion Rate as set forth in this Section 4.04 a Holder shall be deemed for U.S. federal tax purposes to have received a distribution, the Company may set off any withholding tax it reasonably believes it is required to collect with respect to any such deemed distribution against cash payments of interest in accordance with the provisions of Section 2.04 hereof or from cash and Common Stock, if any, otherwise deliverable to a Holder upon a conversion of Securities in accordance with the provisions of Section 4.03 hereof or repurchase of a Security in accordance with the provisions of Article 3 hereof.

Section 4.05    Adjustments of Prices and Voluntary Adjustments.

(a)    Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or any function thereof over a span of multiple days (including an observation period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, Ex-Dividend Date, Record Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices or function thereof is to be calculated.

(b)    Voluntary Adjustments. To the extent permitted by applicable law and the rules of the New York Stock Exchange or any other securities exchange or market on which the Common Stock is then listed, the Company is permitted to increase the Conversion Rate of the Securities by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06    Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a)    Increase in the Conversion Rate. If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.06. A conversion of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not a Fundamental Change, the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change.

(b)    Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Securities in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price

(the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price will be the cash amount paid per share. Otherwise, the Stock Price will be the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the relevant Make-Whole Fundamental Change.

(c)    Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(1)    If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(2)    If the Stock Price is equal to, or greater than, $11.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(c)(4) hereof), the Conversion Rate shall not be increased.

(3)    If the Stock Price is less than $7.23 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(c)(4) hereof), the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change to exceed 138.3125 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04 hereof.

(4)    The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(d)    Notices. The Company shall notify the Trustee and the Holders of the Effective Date of any Make-Whole Fundamental Change announcing such Effective Date no later than five Business Days after such Effective Date. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depository for providing notices. Simultaneously with providing such notice, the Company shall publish this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

Section 4.07    Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)    Merger Events. In the case of:

(1)    any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a) hereof);

(2)    any consolidation, merger or combination involving the Company;

(3)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(4)    any statutory share exchange;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such stock, other securities, other property or assets, “Reference Property,” and the amount of kind of Reference Property that a holder of one share of Common Stock (i) is entitled to receive in the applicable Merger Event or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per-share of Common Stock weighted average of the types and amounts of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”) then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities into a number of shares of the Common Stock equal to the applicable Conversion Rate will, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Securities into a number of Units of Reference Property equal to the applicable Conversion Rate and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Securities. With respect to any such Reference Property, the Last Reported Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of Trading Day shall be determined by reference to the components of a Unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) as contemplated by the preceding paragraph such that a Unit of

Reference Property is comprised of the per-share of Common Stock weighted average of the types and amounts of consideration actually received by the holders of the Common Stock in the Merger Event. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary.

(b)    Notice of Supplemental Indentures. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events and the provisions of this Section 4.07 and Article Nine of the Base Indenture (as modified by Article 8 of this Supplemental Indenture) shall apply to any such successive Merger Events.

Section 4.08    Stock Issued Upon Conversion.

(a)    Reservation of Shares. To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company shall reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

(b)    Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

(c)    Stock Transfer Agent. Computershare is, as of the date of the this Supplemental Indenture, the “Stock Transfer Agent” for the Common Stock and the Company shall notify the Trustee if the Stock Transfer Agent for the Common Stock is changed. The Company and the Trustee (as Conversion Agent) agree to cooperate with the Stock Transfer Agent for the Common Stock in connection with any conversions of the Securities.

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.09    Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate (or any adjustments thereto), to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10    Notice to Holders.

(a)    Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event. Any notices sent to Holders shall also be sent to the Trustee.

(b)    Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(c) hereof (including any separation of rights from the Common Stock described in Section 4.04(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(d) hereof, then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 15 calendar days prior to the applicable record date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(c)    Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase shall become effective, which notice shall state the date on which such increased shall become effective and the amount by which the Conversion Rate will be increased.

(d)    Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(e)    Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06 hereof, the Company shall (i) file with the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holder’s stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01    Payment of Principal, Interest and Fundamental Change Purchase Price. This Section 5.01 shall replace Section 1001 of the Base Indenture in its entirety. The Company covenants and agrees that it shall cause to be paid the principal of (including the Fundamental Change Purchase Price), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 5.02    Maintenance of Office or Agency. This Section 5.02 replaces Section 1002 of the Base Indenture in its entirety and references in the Base Indenture to Section 1002 of the Base Indenture shall be deemed replaced with references to this Section 5.02. The

Company shall maintain an office of the Paying Agent, an office of the Security Registrar and an office or agency where Securities may be surrendered for conversion (“Conversion Agent”). The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations or surrenders may be made or served at the Corporate Trust Office; provided, however, the Trustee shall not be deemed an agent of the Company for service of process.

The Company may also from time to time designate coregistrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian, Conversion Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 5.03    Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 608 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04    Provisions as to Paying Agent. This Section 5.04 shall replace Section 1003 of the Base Indenture in its entirety and references in the Base Indenture to Section 1003 of the Base Indenture shall be deemed replace with references to this Section 5.04.

(a)    If the Company shall appoint a Paying Agent other than the Trustee, the Company shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1)    that it shall hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, and the Fundamental Change Purchase Price for, the Securities in trust for the benefit of the Holders;

(2)    that it shall give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price for, the Securities when the same shall be due and payable; and

(3)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it shall forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, and Fundamental Change Purchase Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, or Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)    If the Company shall act as its own Paying Agent, it shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price, as the case may be, so becoming due and shall promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, or Fundamental Change Purchase Price for, the Securities when the same shall become due and payable.

(c)    Anything in this Section 5.04 to the contrary notwithstanding, but subject to Article 7, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

Section 5.05    Reports.

(a)    The Company shall deliver to the Trustee, within 15 days after it is required to file the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.05(a) at the time of such filing through the EDGAR system (or such successor thereto).

(b) Delivery of any such reports, information and documents to the Trustee will be for informational purposes only, and the Trustee’s receipt of such reports, information and documents will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.06    Statements as to Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Default or Event of Default, written notice and an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officers’ Certificate shall also comply with any additional requirements set forth in Section 102 of the Base Indenture.

Section 5.07    Supplementary Interest Notice. If Supplementary Interest is payable by the Company pursuant to Section 6.04 hereof, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Supplementary Interest (in aggregate and per $1,000 principal amount of Securities) and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Supplementary Interest is payable. If the Company has paid Supplementary Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.08    Covenant to Take Certain Actions. Before taking any action which would cause an adjustment to the Conversion Rate such that the Conversion Price per share of Common Stock issuable upon conversion of the Securities would be less than the par value of the Common Stock, the Company shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue shares of Common Stock at such adjusted Conversion Rate.

ARTICLE 6

REMEDIES

Section 6.01    Amendments to the Base Indenture.

(a)    The Holders shall not have the benefit of Article Five of the Base Indenture and, with respect to the Securities, this Article 6 supersedes Article Five of the Base Indenture in its entirety.

(b)    All references to Section 602 in the Base Indenture are, with respect to the Securities, hereby deemed replaced by references to Section 6.18 of this Supplemental Indenture.

(c)    The reference to Sections 501(8), 501(9) and 501(10) in Section 606 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.02(h) and Section 6.02(i) of this Supplemental Indenture insofar as Section 6.02(h) and Section 6.02(i) relate to the Company.

(d)    Each reference in the Base Indenture to Section 502 is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.03 hereof.

Section 6.02    Events of Default. Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:

(a)    default in any payment of interest on any Security when due and payable, and the default continues for a period of thirty days;

(b)    default in the payment of the principal of any Security (including the Fundamental Change Purchase Price) when due and payable on the Maturity Date, upon any redemption or required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligations under Article 4 hereof to convert the Securities in accordance with Article 4 hereof upon exercise of a Holder’s conversion right and that failure continues for three (3) Business Days;

(d)    failure by the Company to comply with its obligations under Article 9 hereof;

(e)    failure by the Company to issue a notice in accordance with the provisions of Section 3.02(b) hereof when due;

(f)    failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.02 specifically provided for or that is not applicable to the Securities), which notice will state that it is a “Notice of Default” hereunder;

(g)    default by the Company or its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary (other than Non-recourse Debt of any Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h) the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

(j)    a final judgment or judgments for the payment of $100,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its Subsidiaries entered by a court of competent jurisdiction, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Section 6.03    Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(h) or Section 6.02(i)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately. If an Event of Default specified in Section 6.02(h) or Section 6.02(i) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Securities shall be immediately due and payable.

Section 6.04    Supplementary Interest.

(a) Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) the Company’s failure to comply with Section 5.05(a) hereof (a “Reporting Event of Default”), will consist exclusively of the right to receive additional interest on the Securities (the “Supplementary Interest”) at a rate per year equal to 0.50% per annum of the Outstanding principal amount of the Securities for each day during such 180-day period as long as such Event of Default is continuing (subject to Section 6.04(b)).

If the Company so elects, such Supplementary Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 181st day after such Event of Default (if the Reporting Event of Default is not cured or waived prior to such 181st day), the Securities will be subject to acceleration pursuant to Section 6.03. The provisions of this Section 6.04 will not affect the rights of Holders of Securities in the event of the occurrence of any Event of Default that is not a Reporting Event of Default. In the event the Company does not elect to pay the Supplementary Interest following an Reporting Event of Default in accordance with this Section 6.04(a) or the Company elected to make such payment but does not pay the Supplementary Interest when due, the Securities will be immediately subject to acceleration as provided in Section 6.03.

(b) In order to elect to pay the Supplementary Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 6.03.

Section 6.05    Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive (including by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Securities) all past Defaults or Events of Default with respect to the Securities (other than a Default or an Event of Default resulting from nonpayment of principal or interest, a failure to deliver consideration due upon conversion or any other provisions that requires the consent of each affected Holder to amend) and rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, and interest on, the Securities that have become due solely by such declaration of acceleration have been cured or waived.

Section 6.06    Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability. Prior to taking any action hereunder at the direction of the Holders, the Trustee will be entitled to indemnification and/or security satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.07    Limitation on Suits. Subject to Section 6.08 hereof, no Holder may pursue a remedy with respect to this Indenture or the Securities unless:

(a)    such Holder has previously delivered to the Trustee written notice that an Event of Default is continuing;

(b)    the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities made a written request to the Trustee to pursue a remedy with respect to such Event of Default;

(c)    such Holder or Holders have offered and, if requested, provided to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d)    the Trustee has not complied with such request within 60 days after receipt of such written request and offer of indemnity or security; and

(e)    during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities did not deliver to the Trustee a direction inconsistent with such request.

Section 6.08    Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal of, interest on, Fundamental Change Purchase Price for, its Securities, on or after the respective due date, and to convert its Securities and receive payment or delivery of the consideration due with respect to such Securities in accordance with Article 4 hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section  6.07 hereof.

Section 6.09    Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.02(a), 6.02(b) or 6.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Purchase Price for and the consideration due upon the conversion of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 606 of the Base Indenture.

Section 6.10    Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.11    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Base Indenture (including Section 606 of the Base Indenture) and this Supplemental Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.12    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14    Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.15    Priorities. If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under the Base Indenture and this Supplemental Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for, and any cash due upon conversion of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.15. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company shall deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.16    Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, any Security on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article 4 hereof.

Section 6.17    Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.18    Notices from the Trustee. Notwithstanding anything to the contrary in the Base Indenture, including Section 602 of the Base Indenture (which Section 602 will not apply to the Securities), whenever a Default occurs and is continuing and a Responsible Officer of the

Trustee has received written notice of such Default, the Trustee must deliver notice of such Default to the Holders within 90 days after the date on which such Default first occurred or after a Responsible Officer of the Trustee obtains knowledge of it. Except in the case of a Default in the payment of the principal of, interest on, or Fundamental Change Purchase Price for, any Security or of a Default in the payment or delivery, as the case may be, of the consideration due upon conversion of a Security, the Trustee will not be liable in connection with withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

ARTICLE 7

SATISFACTION AND DISCHARGE

Section 7.01    Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture. Article Four of the Base Indenture shall not apply with respect to the Securities. The provisions set forth in this Article 7 shall, with respect to the Securities, supersede in their entirety Article Four of the Base Indenture. The third paragraph of Section 306 of the Base Indenture shall not apply with respect to the Securities.

When (a) the Company shall deliver to the Security Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Redemption Date or on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, an amount of cash, or deliver to the Holders share of Common Stock, if any, as applicable, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to Section 306 of the Base Indenture) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified public accountant, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 7.02    Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04 hereof, all monies deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or settlement of which such monies have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03    Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company and subject to applicable escheatment law, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 7.04    Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 7.05    Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, if any, held by the Trustee or Paying Agent.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01    Supplemental Indentures Without Consent of Holders. Section 901 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.01 shall replace Section 901 of the Base Indenture in its entirety. Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)    to conform the terms of this Indenture or the Securities to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the issuer free writing prospectus related to the offering of the Securities filed by the Company with the Commission pursuant to Rule 433 under the Securities Act of 1933 on May 30, 2019;

(b)    to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;

(c)    to add guarantees with respect to the Securities;

(d)    to secure the Securities;

(e)    to issue additional Securities pursuant to Section 2.01(c);

(f)    in connection with any transaction described in Section 4.07 hereof, to provide that the Securities are convertible into Reference Property, subject to the provisions described in Section 4.03 hereof, and make related changes to the terms of the Securities to the extent expressly required by the Indenture;

(g)    to add to the Company’s covenants or Events of Default such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by the Indenture;

(h)    to cure any ambiguity, defect or inconsistency in this Indenture or the Securities, including to eliminate any conflict with the Trust Indenture Act, or to make any other change that does not adversely affect the rights of any Holder in any material respect;

(i)    to provide for a successor Trustee;

(j)    to comply with the Applicable Procedures of the Depository; or

(k)    to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

Section 8.02    Supplemental Indentures With Consent of Holders. Section 902 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.02 shall replace Section 902 of the Base Indenture in its entirety.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)    reduce the percentage in aggregate principal amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b)    reduce the rate of interest on any Security or change the time for payment of interest on any Security;

(c)    reduce the principal of any Security or change the Maturity Date;

(d)    change the place or currency of payment on any Security;

(e)    make any change that impairs or adversely affects the conversion rights of any Securities;

(f)    reduce the Redemption Price or the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s right to redeem the Securities or its obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g)    impair the right of any Holder of Securities to receive payment of principal of, and interest, if any, on, its Securities, or the right to receive the consideration due upon conversion of its Securities on or after the due dates therefore or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Securities;

(h)    modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Securities; or

(i)    make any change to the provisions of this Article 8 that requires each Holder’s consent or in the waiver provisions in Section 6.05 of this Supplemental Indenture if such change is adverse to the rights of Holders of the Securities.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

For the avoidance of doubt, the provisions of Article Nine of the Base Indenture other than Sections 901 and 902 shall remain in effect and continue to apply with respect to the Securities.

Section 8.03    Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 9

SUCCESSOR COMPANY

Section 9.01    Consolidation, Merger and Sale of Assets.

(a)    The provisions in Article Eight of the Base Indenture shall not apply with respect to the Securities, and this Article 9 supersedes the entirety thereof.

(b) In addition, the reference to “Article Eight” in Section 1005 of the Base Indenture is, with respect to the Securities, deemed replaced with a reference to this Article 9.

Section 9.02    Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 9.04, the Company shall not amalgamate or consolidate with, merge with or into or convey, sell, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a)    the Company shall be the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture as applicable to the Securities; and

(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 9.03    Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, sale, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Fundamental Change Purchase Price), accrued and unpaid interest and accrued and unpaid Supplementary Interest, if any, on all of the Securities, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor

Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 9.04    Opinion of Counsel to Be Given to Trustee. In the case of any amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the provisions of this Article 9 and constitutes the legal, valid and binding obligations of the Company (subject to customary exceptions and assumptions) and that all conditions precedent thereto have been satisfied.

ARTICLE 10

MEETING OF HOLDERS OF SECURITIES

Section 10.01    Purposes for Which Meetings May Be Called.

(a)    A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article 10 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

Section 10.02    Call, Notice and Place of Meetings.

(a)    The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106 of the Base Indenture, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b)    In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 10.02.

Section 10.03    Persons Entitled to Vote at Meetings.

(a)    To be entitled to vote at any meeting of Holders of Securities, a Person shall be

(1)    a Holder of one or more outstanding Securities, or

(2)    a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and their respective counsel.

Section 10.04    Quorum; Action.

(a)    The Persons entitled to vote a majority in principal amount of the outstanding Securities shall constitute a quorum for a meeting of Holders of Securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Securities, the Persons entitled to vote such specified percentage in principal amount of the outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the then outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

(b)    Except as limited by the proviso to Section 8.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Persons entitled to vote a majority in aggregate principal amount of the outstanding Securities; provided, however, that, except as limited by the proviso to Section 8.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Securities.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section 10.04 shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 10.04, if any action is to be taken at a meeting of Holders of Securities with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Securities affected thereby:

(1)    there shall be no minimum quorum requirement for such meeting; and

(2)    the principal amount of the outstanding Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 10.05    Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)    Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b)    The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 10.02(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Securities represented at the meeting.

(c)    At any meeting each Holder of such Securities or proxy shall be entitled to one vote for each $1,000 principal amount of the outstanding Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Securities or proxy.

(d)    Any meeting of Holders of Securities duly called pursuant to Section 10.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 10.06    Counting Votes and Recording Action of Meetings.

(a)    The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 and, if applicable, Section 10.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 11

MISCELLANEOUS

Section 11.01    Effect on Successors and Assigns. Notwithstanding Section 112 of the Base Indenture, all agreements of the Company, the Trustee, the Security Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities will bind their respective successors.

Section 11.02    Governing Law; Jurisdiction; Waiver of Jury Trial. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

The Company, the Trustee and, by acceptance of the Securities, each Holder agrees that any suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

THE COMPANY, THE TRUSTEE AND EACH HOLDER OF THE SECURITIES BY HIS ACCEPTANCE THEREOF HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.03    No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.04    Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 11.05    Benefits of Supplemental Indenture. Notwithstanding anything to the contrary in Section 112 of the Base Indenture, nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Security Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 11.06    Calculations. The Company shall be responsible for making all calculations called for under the Securities and this Indenture. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Securities and the Conversion Rate (including adjustments thereto). The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event has occurred that would cause a Conversion Rate adjustment. The Company shall deliver a notice to the Trustee and the Conversion Agent with respect to any Conversion Rate adjustment, on which notice the Trustee and the Conversion Agent may conclusively rely.

Whenever the Company is required to calculate the Conversion Rate, or any adjustment thereto, the Company shall do so to the nearest 1/10,000th of a share of Common Stock.

Section 11.07    Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 11.08    Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 105 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Sections 105 and 106 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company shall, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent. Each notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent shall be sufficiently given if in writing and delivered via a PDF transmission by or mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Security Registrar or the Conversion Agent, as the case may be, to the Company.

Section 11.09    Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 11.10    The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 11.11    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

MFA FINANCIAL, INC.

By:	/s/ Stephen Yarad
	Name:	Stephen Yarad
	Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$7.23	$7.40	$7.60	$7.80	$7.95	$8.25	$8.50	$9.00	$9.50	$11.00
June 3, 2019	12.5738	10.6311	8.5658	6.7359	5.5119	3.4364	2.0706	0.3900	0.0263	0.0000

June 15, 2020	12.5738	10.6311	8.5658	6.7359	5.5119	3.4364	2.0706	0.3900	0.0263	0.0000

June 15, 2021	12.5738	10.6311	8.5658	6.7359	5.5119	3.4364	2.0706	0.3900	0.0263	0.0000

June 15, 2022	12.5738	10.6311	8.5658	6.7359	5.5119	3.4364	2.0706	0.3900	0.0263	0.0000

June 15, 2023	12.5738	10.6311	8.5658	6.3936	4.9748	2.7455	1.4635	0.2222	0.0116	0.0000

June 15, 2024	12.5738	9.3959	5.8408	2.4667	0.0478	0.0000	0.0000	0.0000	0.0000	0.0000

Schedule A-1

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Exh. A-1

No.:	[ ]
CUSIP:	55272X AA0
ISIN:	US55272XAA00

MFA Financial, Inc.

6.25% Convertible Senior Notes due 2024

MFA Financial, Inc., a Maryland corporation, promises to pay to [    ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[        ] [as revised by the Schedule of Increases and Decreases of Global Security attached hereto]1 on June 15, 2024 (the “Maturity Date”).

Interest Payment Dates: June 15 and December 15, beginning on December 15, 2019.

Regular Record Dates: June 1 and December 1, beginning on December 1, 2019.

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Include for Global Securities only.

Exh. A-2

IN WITNESS WHEREOF, MFA FINANCIAL, INC. has caused this instrument to be duly signed.

MFA FINANCIAL, INC.

By:
Name:
Title:

Dated:

MFA FINANCIAL, INC.

By:
Name:
Title:

Dated:

Exh. A-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

Exh. A-4

[FORM OF REVERSE OF SECURITY]

MFA FINANCIAL, INC.

6.25% Convertible Senior Notes due 2024

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under a Indenture dated as of June 3, 2019 (herein called the “Base Indenture”), and as further supplemented by the First Supplemental Indenture, dated as of June 3, 2019 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and Wilmington Trust, National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is not subject to redemption at the option of the Company prior to the Maturity Date and does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert this Security or a portion of this Security such that the principal amount of this Security that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock in accordance with Article 4 of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Company shall make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such

Exh. A-5

Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon or amounts due upon conversion on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), interest on and the consideration due upon conversion of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Exh. A-6

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

MFA Financial, Inc.

350 Park Avenue, 20th Floor

New York, NY 10022

Attention: Investor Relations Department

Telephone: 212-207-6488

Exh. A-7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full.

TEN COM - as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

Exh. A-8

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

Annex A-1

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:    MFA Financial, Inc.

c/o Conversion Agent

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is such that the principal amount of the portion of this Security that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated shares of Common Stock (and cash in lieu of delivering any fractional shares of Common Stock) in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Annex A-2

The following information must be provided to complete the conversion of your Securities to Common Stock.

(Name)

(Address)

Please print Name and Address
(including zip code number)
Social Security or other Taxpayer

Identifying
Number

Annex A-3

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:    MFA Financial, Inc.

c/o Paying Agent

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from MFA Financial, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Security and the Indenture (i) the entire principal amount of this Security, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):
$ ,000
NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Annex A-4

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      to                      transfer the said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Security, the undersigned confirm(s) that such Security is being transferred:

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program

Annex A-5